UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2005

CENTERPOINT PROPERTIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-12630	36-3910279
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1808 Swift Road, Oak Brook, Illinois  60523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (630) 586-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Merger Agreement

On December 7, 2005, CenterPoint Properties Trust (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among CalEast Industrial Investors, LLC, a California limited liability company (“CalEast”), Solstice Merger Trust, a Maryland real estate investment trust and subsidiary of CalEast (“Merger Sub”), and the Company.  Pursuant to the Merger Agreement, CalEast will acquire the Company through the merger of an indirect subsidiary of CalEast with and into the Company (the “Merger), with the result that the Company, as the surviving company in the Merger, will become a subsidiary of CalEast.  It is anticipated that the Merger will be consummated in March or April of 2006.

Pursuant to the terms of the Merger Agreement, each issued and outstanding common share of beneficial interest, par value $0.001 per share, of the Company (collectively, the “Common Shares”), together with the associated rights, will be converted into the right to receive $50.00 in cash, without interest.

The Company’s 7.50% Series B Convertible Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.001 per share (the “Series B Preferred Shares”) issued and outstanding immediately prior to the effective time of the Merger will remain outstanding and continue to evidence Series B Preferred Shares of the surviving company.  The holders of Series B Preferred Shares that remain outstanding following the Merger may convert each of their Series B Preferred Shares into $50.00 per share at the conversion price applicable to such Series B Preferred Shares immediately prior to the Merger and will have no right to convert their Series B Preferred Shares into Common Shares or into shares of the surviving company.

The Merger will have no effect on the Company’s Series D Flexible Cumulative Redeemable Preferred Shares (the “Series D Preferred Shares”).  The Series D Preferred Shares issued and outstanding immediately prior to the effective time of the Merger will remain outstanding and will continue to evidence Series D Preferred Shares of the surviving company.

The Merger Agreement provides that through the effective time of the Merger, the Company can continue to pay cash dividends (1) at a rate not in excess of $0.4625 per Common Share, declared quarterly, and having record dates in January, April, July and October in accordance with past practice and (2) on the Series B Preferred Shares and the Series D Preferred Shares, in each case in accordance with their terms.  The Company may also make any distributions required for the Company to maintain its status as a REIT and for the Company not to be required to pay federal income taxes with respect to its earnings.

The Board of Trustees of the Company (the “Company Board”), upon recommendation of a committee of independent trustees of the Company Board, and CalEast have each approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.  The Merger is subject to customary closing conditions, including the approval of the Merger Agreement and the Merger by the shareholders of the Company.  The Merger Agreement contains no financing condition.

State of California Public Employees’ Retirement System, the majority owner of CalEast (“CalPERS”), has approved of the Merger and committed to fund 98% of the consideration for the Merger through capital contributions to CalEast pursuant to a letter addressed to CalEast, a copy of which was delivered to the Board of Trustees of the Company in order to induce it to cause the Company to enter into the Merger Agreement.

The Merger Agreement contains certain termination rights for both the Company and CalEast, and further provides that upon termination of the Merger Agreement under specified circumstances, the Company may be required to pay CalEast a break-up fee of $40.0 million plus reimbursement of its expenses up to $5.0 million.

Amendment to Rights Agreement

To facilitate the Merger, the Company Board amended the Rights Agreement, dated as of July 30, 1998, between the Company and Computershare Investor Services,  (as successor to First Chicago Trust Company of New York), as amended (the “Rights Agreement”) to provide, among other things, that (i) neither CalEast, Merger Sub nor any of their respective affiliates shall be deemed to be an Acquiring Person (as defined in the Rights Agreement) by reason or as a result of the approval, execution or delivery of the Merger Agreement, or the consummation of the transactions contemplated thereby, including, without limitation, the Merger; (ii) LaSalle U.S. Holdings, Inc., CalPERS and any direct or indirect subsidiary of CalEast shall each be an Exempt Person (as defined in the Rights Agreement); (iii) the Expiration Date (as defined in the Rights Agreement) shall be the earlier of immediately prior to the Effective Time of the Merger and the close of business on July 30, 2008; and (iv) no Stock Acquisition Date, Trigger Date, Triggering Event or Distribution Date (as such terms are defined in the Rights Agreement) shall be deemed to occur as a result of the consummation of the Merger.

The foregoing descriptions of the Merger Agreement and the Amendment to Rights Agreement are qualified in their entirety by reference to the text of the Merger Agreement and the Amendment to Rights Agreement, which are attached hereto as Exhibits 2.1 and 4.1 and are incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company Board, pursuant to Article IV of the Company’s Declaration of Trust, (1) determined, based upon representations of CalEast, that the consummation of the Merger as contemplated by the Merger Agreement and the resulting ownership by CalEast and/or a subsidiary of CalEast, of Common Shares and/or Preferred Shares of the Company could not cause the Company to fail to qualify as a REIT under sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and (2) exempted from the Ownership Limit (as defined in the Company’s Declaration of Trust) CalEast and any subsidiary of CalEast that beneficially owns, or will upon consummation of the Merger beneficially own, Common Shares; provided, however, that such exemption will remain in effect only so long as the ownership by CalEast or any subsidiary of CalEst of the Common Shares and/or the Company’s Preferred Shares could not cause the Company to fail to qualify as a REIT.

Item 8.01 Other Events

Management Employment Arrangements

At the request of CalEast, in connection with the execution of the Merger Agreement, each of Michael Mullen, Chief Executive Officer of the Company, and Paul Fisher, President and Chief Financial Officer (together, the “Executive Officers”), entered into binding employment commitment agreements with Solstice Holdings, LLC (“Solstice”) a wholly owned subsidiary of CalEast, which will be the sole common shareholder of the Company at the effective time of the Merger.  The parties to the employment commitment agreements have agreed to negotiate in good faith final documentation of the terms described below, which new employment agreements will supersede the Executive Officers’ existing agreements and will become effective upon completion of the Merger.

After completion of the Merger, each of the Executive Officers will continue to serve in his respective position with the Company.  Each Executive Officer’s agreement will include the following principal terms:

•                  five year employment term from the effective time of the Merger that automatically renews annually upon expiration of the initial employment term, unless either party gives 90-days prior notice of non-renewal;

•                  annual base salary, which will not be less than the Executive Officer’s base salary immediately prior to the Merger;

•                  eligibility for an annual target bonus of not less than 145% of annual base salary, in the case of Mr. Mullen and 135% of annual base salary, in the case of Mr. Fisher;

•                  agreement to invest not less than $7.0 million in Solstice by the contribution or exchange of the Executive Officer’s Common Shares, cash and a grant of equity interests in Solstice (subject to vesting and forfeiture restrictions) to be made to each Executive Officer as a share of an aggregate pool, which will not exceed $12 million in lieu of awards of share options, restricted shares and/or performance units that would have been made by the Company in early 2006 in the ordinary course, consistent with the Company’s past practice;

•                  a commitment to make an additional investment to the extent the total amount invested by all members of senior management is less than $20 million in aggregate; and

•                  eligibility to receive equity in Solstice following completion of the Merger pursuant to a newly created Management Incentive Plan (“MIP”), subject to vesting and forfeiture restrictions.

The parties have also agreed that members of the management team, including Mr. Mullen and Mr. Fisher, may invest up to an additional $7.0 million in Solstice by an additional contribution/exchange of vested Company common stock or a contribution of cash.  In addition to the opportunity to invest in Solstice, members of management (other than the CEO and CFO) will also be entitled to participate in a Retention Equity Compensation Plan following the Effective Time of the Merger.

Solstice also agreed to enter into employment agreements, effective as of the Effective Time of the Merger, with up to ten additional members of senior management identified by the Company’s Chief Executive Officer and President and Chief Financial Officer on terms similar to those set forth above.

Solstice also agreed that for so long as each of Mr. Mullen and Mr. Fisher is employed by the Company in his current position, he will be a member of the seven member board of directors of the surviving company and the equivalent governing body of Solstice and as two of the members of the five-member investment committee of the surviving company.  The equity interests in Solstice that will be owned by the Executive Officers and the other Company employees granted equity in Solstice will be subject to restrictions on transfer and in some cases, vesting and forfeiture restrictions.

The foregoing descriptions of employment agreement term sheets are qualified in their entirety by reference to the text of employment agreement term sheets, which are attached hereto as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

*              *              *              *              *

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms.  Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified, including by information in the schedules referenced in the Merger Agreement that the Company delivered in connection with the execution of the Merger Agreement.  Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts.  Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors.  These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing.  Accordingly, they should not be relied upon as statements of factual information.

Additional Information about the Merger and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CALEAST AND THE MERGER.  The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by contacting CenterPoint Investor Relations at (630) 586-8101 or accessing the Company’s investor relations website.  Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

The Company and CalEast and their respective executive officers, trustees, managers and directors may be deemed to be participating in the solicitation of proxies from the security holders of the Company in connection with the merger.  Information about the executive officers and trustees of the Company and the number of Company Common Shares beneficially owned by such persons is set forth in the proxy statement for the Company’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 19, 2005. Investors and security holders may obtain additional information regarding the direct and indirect interests of the Company and CalEast and their respective executive officers, trustees, managers and directors in the Merger by reading the proxy statement regarding the Merger when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTERPOINT PROPERTIES TRUST
a Maryland business trust

Dated: December 12, 2005	By:	/s/ Paul S. Fisher
Paul S. Fisher
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated December 7, 2005, by and among CalEast Industrial Investors, LLC, a California limited liability company (“Parent”), Solstice Merger Trust, a Maryland real estate investment trust (“Merger Sub”), and CenterPoint Properties Trust, a Maryland real estate investment trust (the “Company”).

4.1	Amendment to Rights Agreement, dated December 7, 2005, between the Company and Computershare Investor Services, as Rights Agent.
99.1	Employment Agreement Term Sheet, dated December 7, 2005, between Michael M. Mullen and Solstice Holdings LLC.
99.2	Employment Agreement Term Sheet, dated December 7, 2005, between Paul S. Fisher and Solstice Holdings LLC.